Exhibit 26-(h)(4)(f): Amendment No. 13 to Participation Agreement by and among ReliaStar Life Insurance Company, Fidelity Variable Products Fund and Fidelity Distributors Corporation
Amendment No. 13

Amendment to the Participation Agreement among ReliaStar Life Insurance Company (the "Company"), Variable insurance Products Fund (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated March 16, 1988 (the "Agreement).

WHEREAS each of the parties desire to expand the ability of the Company to develop and market Variable Life Insurance Policies arid Variable Annuity Contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule A of the Agreement by inserting the following additional items therein:

10.	Flexible Premium Variable Life Insurance Policy Form No. 86-080 and the state exceptions (ING Protector Elite).

11.	Flexible Premium Variable Life Insurance Policy Form No. 126440 and the state exceptions (ING Investor Elite).

and, upon making such insertion, replaces the existing Schedule B in its entirety with the attached new Schedule B. dated August 29, 2000.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 29, 2000.

ReliaStar Life Insurance Company

By: /s/ Lawrence D. Taylor
Name: Lawrence D. Taylor
Title: Vice President and Actuary

Variable Insurance Products Fund

By: /s/ Maria Dwyer
Name: Maria Dwyer
Title: President

Fidelity Distributors Corporation

By: /s/ Don Holborn
Name: Don Holborn
Title: Executive Vice President

SCHEDULE B
CONTRACTS

1.	Flexible Premium Individual Deferred Retirement Annuity Contract Form numbers 81-870 and 81-873 (Select*Annuity II).
2.	Flexible Premium Variable Life Insurance Policy Contract Form Numbers 83-300, 83-301, 83-302, 83-304, 83-305, 83-306, 83-307 or 83-309 (Select*Life I).
3.	Flexible Premium Variable Life Insurance Policy Contract Form No. 84-795 and the state exceptions (Select*Life III).
4.	Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420 and the state exceptions (Select*Annuity III).
5.	Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420, and the state exceptions (Advantage SE Variable Annuity).
6.	Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-230 and the state exceptions (Variable Estate Design).
7.	Flexible Premium Variable Life Insurance Policy Contract Form No. 85-484 and the state exceptions (FlexDesign).
8.	Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).
9.	Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II).
10.	Flexible Premium Variable Life Insurance Policy Form No. 86-080 and the state exceptions (ING Protector Elite).
11.	Flexible Premium Variable Life Insurance Policy Form No. 86-080 and the state exceptions (ING Investor Elite).